As filed with the Securities and Exchange Commission on October 11, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-2828128
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1 Express Drive
Columbus, Ohio 43230
(Address of principal executive offices, including zip code)

Employment Inducement Award Agreement
(Performance-Based Restricted Stock Units) with Stewart Glendinning
(Full Title of the Plan)

Laurel Krueger
Chief Legal Officer & Corporate Secretary
Express Inc.
1 Express Drive
Columbus, Ohio 43230
(Name and address of agent for service)

(614) 474-4001
(Telephone number, including area code, of agent of service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .  ☐

EXPLANATORY NOTE

Express, Inc. (the “Registrant”) is filing this Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 300,000 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), eligible for issuance upon the vesting and settlement of an inducement grant consisting of performance-based restricted stock units. The performance-based restricted stock units will be granted to Mr. Stewart Glendinning outside of the Express, Inc. Second Amended and Restated 2018 Incentive Compensation Plan and were approved by the Registrant’s Board of Directors as a material inducement to his acceptance of employment with the Registrant as Chief Executive Officer in compliance with and in reliance on Rule 303A.08 of the New York Stock Exchange Listed Company Manual, which exempts “employment inducement grants” from the general requirement of the New York Stock Exchange that equity-based compensation plans and arrangements be approved by a listed company’s stockholders.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to Mr. Glendinning as required by Rule 428(b)(1). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements filed pursuant to Rule 424. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference in this Registration Statement:

a.the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 28, 2023 (“Annual Report”), filed with the Commission on March 31, 2023;
b.the information specifically incorporated by reference into the Annual Report from the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on April 28, 2023;
c.the Registrant’s Quarterly Reports on Form 10-Q for the quarter ended April 29, 2023, filed with the Commission on June 8, 2023, and the quarter ended July 29, 2023, filed with the Commission on September 6, 2023;
d.the Registrant’s Current Reports on Form 8-K filed with the Commission on April 13, 2023 (excluding Item 7.01), May 24, 2023 (excluding Item 2.02 and Item 7.01), June 8, 2023, July 14, 2023, August 17, 2023 (excluding Item 2.02 and Item 7.01), September 1, 2023, September 6, 2023 (Item 1.01 and Item 2.03) and September 11, 2023 (excluding Item 7.01); and
e.the description of the Common Stock set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-172988), filed with the Commission on April 4, 2011, including any amendments or reports filed for the purpose of updating such description.

The Registrant also incorporates by reference the information contained in all reports and other documents the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than any portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items, unless otherwise indicated therein), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. The information contained in any such document will be considered part of this Registration Statement from the date the document is filed with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit. The Registrant’s certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person, including an officer or director, who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 145 also provides that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under Section 145.

Article VIII of the Registrant’s certificate of incorporation provides that to the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader rights than permitted prior thereto), no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Registrant or its stockholders. Article VII of the Registrant’s bylaws provides for indemnification of the Registrant’s directors and officers to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than permitted prior thereto).

The Registrant has entered into indemnification agreements with each of its executive officers and directors, including Mr. Glendinning. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Registrant’s certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant maintains standard policies of insurance that provide coverage (1) to its executive officers and directors against loss rising from claims made by reason of breach of duty or other wrongful acts and (2) to the Registrant with respect to indemnification payments that the Registrant may make to such executive officers and directors.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits filed as part of this Registration Statement are as follows:

Exhibit Number	Description
4.1	Certificate of Incorporation of Express, Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8, filed with the Commission on July 14, 2010).
4.2	Certificate of Amendment of Certificate of Incorporation of Express, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed with the Commission on June 11, 2013).
4.3	Certificate of Amendment of Certificate of Incorporation of Express, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed with the Commission on September 1, 2023).
4.4	Bylaws of Express, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed with the Commission on January 24, 2023).
5.1*	Opinion of Kirkland & Ellis LLP, special counsel to the Registrant.
23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature page of this Registration Statement).
99.1*	Form of Employment Inducement Award Agreement (Performance-Based Restricted Stock Units).
107*	Filing Fee Table.

* Filed herewith

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act to any purchaser, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 11th day of October, 2023.

EXPRESS, INC.

By:	/s/ Jason Judd
Name: Jason Judd
Title: Senior Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Laurel Krueger and Jason Judd, or either of them, his or her attorneys-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Stewart Glendinning	Chief Executive Officer (Principal Executive Officer) and Director	October 11, 2023
Stewart Glendinning

/s/ Jason Judd	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	October 11, 2023
Jason Judd

/s/ Michael G. Archbold	Director	October 11, 2023
Michael G. Archbold

/s/ Terry Davenport	Director	October 11, 2023
Terry Davenport

/s/ Karen Leever	Director	October 11, 2023
Karen Leever

/s/ Patricia E. Lopez	Director	October 11, 2023
Patricia E. Lopez

/s/ Antonio J. Lucio	Director	October 11, 2023
Antonio J. Lucio

/s/ Mylle H. Mangum	Director	October 11, 2023
Mylle H. Mangum

/s/ Satish Mehta	Director	October 11, 2023
Satish Mehta

/s/ Yehuda Shmidman	Director	October 11, 2023
Yehuda Shmidman

/s/ Peter Swinburn	Director	October 11, 2023
Peter Swinburn